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                                                                    EXHIBIT 23.4





                    CONSENT OF JENKENS & GILCHRIST, P.C.



     Consent is hereby given to the reference to the Firm in the Proxy Statement-Prospectus constituting part of the Registration Statement on Form S-4 filed by Norwest Corporation under the caption "LEGAL MATTERS" as having rendered the opinion in the "THE MERGER--Certain U.S. Federal Income Tax Consequences to Valley's Shareholders section of the Proxy Statement-Prospectus. Consent is also given to filing the opinion as an exhibit to the Registration Statement. In giving this consent, the Firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation